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                                                                    Exhibit 4.35

                                  $300,000,000

                          AmerisourceBergen Corporation

                          7 1/4% Senior Notes due 2012

                               PURCHASE AGREEMENT

                                                               November 12, 2002

Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
As Representatives of the several Purchasers,
    c/o Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. AmerisourceBergen Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S. $300,000,000 principal amount of its 7 1/4% Senior Notes due 2012 (the "Offered Securities"), to be issued under an indenture, dated as of November 18, 2002 (the "Indenture"), among the Company, each of the subsidiary guarantors named in Schedule D hereto (the "Guarantors") and J.P. Morgan Trust Company, National Association, as Trustee. The Offered Securities will be guaranteed by each of the Guarantors, who will enter into a notation of guarantee (each, a "Notation of Guarantee" and together, the "Subsidiary Guarantees") pursuant to the terms of the Indenture. As a result of the Subsidiary Guarantees, the Offered Securities will be unconditionally guaranteed on a senior unsecured basis as to payment of principal, premium, if any, liquidated damages, if any, and interest by each of the Guarantors. The United States Securities Act of 1933 is herein referred to as the "Securities Act."

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 7 1/4% Senior Notes due 2012 (the "Exchange Securities"), in a like aggregate principal amount as the Company issued under the Indenture

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and guarantees thereof by the Guarantors (the "Exchange Security Guarantee"),
identical in all material respects to the Offered Securities and the Subsidiary Guarantees and registered under the Securities Act to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Offered Securities and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities, the Exchange Securities, the Subsidiary Guarantees and the Exchange Security Guarantees are referred to collectively as the "Securities."

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

                 (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, are collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the "Compensation of Directors," "Security Ownership of Certain Beneficial Owners and Management," "Management" and "Certain Transactions" sections from the proxy statement of the Company filed on Form DEF 14A on January 23, 2002, the "Legal Matters and Contingencies" section from the quarterly report of the Company filed on Form 10-Q on August 14, 2002, and the "Description of Capital Stock" section from the prospectus of the Company filed on Amendment 1 to Form S-3 on September 7, 2001, filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                 (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, properties or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                 (c) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company. Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the

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         Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for any lien or encumbrance on such capital stock to secure the Company's obligations under the Credit Agreement (as defined in the Offering Circular in the "Description of Notes" section).

                 (d) The Indenture has been duly authorized by the Company and each Guarantor, and the Subsidiary Guarantees have each been duly authorized by the Company and each Guarantor, all of which are listed on Schedule D hereto; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below) and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Indenture will have been duly executed and delivered by the Company and each Guarantor, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture, when executed and delivered by the Trustee, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (e) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                 (f) Except as disclosed in the Offering Document, or as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Offered Securities.

                 (g) This Agreement has been duly authorized, executed and delivered by the Company, has been duly authorized by each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Guarantors.

                 (h) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (i) The Subsidiary Guarantee to be endorsed on the Offered Securities, and the Exchange Security Guarantee to be endorsed on the Exchange Securities, by each Guarantor have been duly authorized by such Guarantor; and, when issued in accordance with the terms of the Indenture, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, the Subsidiary Guarantee and the Exchange Security Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to

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         bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Circular.

                 (k) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                 (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except as described in or contemplated by the Offering Document, and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

                 (m) The execution, delivery and performance by the Company and the Guarantors of the Indenture, the Subsidiary Guarantees, the Exchange Security Guarantees, this Agreement and the Registration Rights Agreement, as applicable, and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                 (n) Except as disclosed in the Offering Document, and for liens and encumbrances under the Credit Agreement, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                 (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or

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         modification of any such certificate, authority or permit that, is reasonably likely to be determined adversely to the Company or any of its subsidiaries, and if so adversely determined, would individually or in the aggregate have a Material Adverse Effect.

                 (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                 (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, is reasonably likely to be determined adversely to the Company or any of its subsidiaries, and if so adversely determined, would individually or in the aggregate have a Material Adverse Effect.

                 (r) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                 (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, is reasonably likely to be determined adversely to the Company or any of its subsidiaries, and if so adversely determined, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement and the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

                 (t) The financial statements included or incorporated by reference in the Offering Document present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and Bergen Brunswig Corporation ("Bergen") and its consolidated subsidiaries as of the dates shown, and their respective results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                 (u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included or incorporated by reference in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the

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         Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (x) Except as disclosed in the Offering Document, contemplated by this Agreement or pursuant to the Company's 8 1/6% Senior Notes due 2008 or AmeriSource's 5% Convertible Subordinated Notes due 2007, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor that requires the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

                  (y) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (aa) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (bb) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Offered Securities or the Subsidiary Guarantees.

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                  (cc) Assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof, the offer and sale by the Company and the Guarantors of the Offered Securities and the Subsidiary Guarantees, respectively, in the manner contemplated by this Agreement, to the Purchasers and the Exempt Resales will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (dd) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has offered or sold, or will offer or sell, the Offered Securities in reliance on Regulation S other than in offshore transactions.

                  (ee) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme by the Company, the Guarantors or any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) to evade the registration provisions of the Securities Act.

                  (ff) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, provided, however, that no representation is made with respect to compliance by the Purchasers with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (gg) The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security except as set forth in the Offering Document.

                  (hh) The Company is subject to Section 13 or 15(d) of the Exchange Act.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.375% of the principal amount thereof plus accrued interest from November 18, 2002 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one or more permanent global securities in registered form without interest coupons (the "Restricted Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "Regulation S Securities") in the form of one or more permanent global Offered Securities in registered form without interest coupons (the

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"Regulation S Global Securities") which will be deposited with the Trustee as custodian for DTC for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream, Luxembourg") and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of AmerisourceBergen Corporation at the office of Latham & Watkins, 885 Third Avenue, New York, NY 10022 at 10:00 A.M., (New York time), on November 18, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Latham & Watkins at least 24 hours prior to the Closing Date.

         4.  Representations by Purchasers; Resale by Purchasers.

                  (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the latest Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

                  (d) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                  (e) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (f) Each of the Purchasers severally represents and agrees that (i) it has not authorized the Offered Securities to be offered to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulation 1995, as amended; (ii) it has only issued and passed on and will only issue and pass on in the United Kingdom the Offering Document or any other document issued in connection with the sale of the Offered Securities, to a person who is of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or is a person to whom the document may otherwise lawfully be issued or passed on; (iii) to the extent it has directed the Offering Document to persons in the United Kingdom, it has only directed the Offering Document at persons having professional experience in matters relating to investments and it will only make the offering described in the Offering Document available to such persons and only such persons will be permitted to participate in the offering; and (iv) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2002, as amended, with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) To the extent that the Company's periodic reports under the Exchange Act are not readily available in the Commission's EDGAR system (or any successor thereto), or the Company no longer files periodic reports under Section 13 or 15(d) of the Exchange Act, during the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                  (e) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities
         Act), the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities
         Act), the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities
         Act), the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its counsel; (ii) all expenses in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing by the Company's advisors and printers of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved in writing by the Company in connection with the issuance of the Offered Securities; (v) any reasonable expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) for expenses incurred in distributing the Preliminary Offering Circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings between the Company and with prospective purchasers of the Offered Securities from the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities (which it agrees to do promptly after such completion), neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) Other than notes evidencing indebtedness under the Credit Agreement or any of the Company's or its subsidiaries' securitization facilities, for a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue except issuances of Exchange Securities pursuant to the Registration Rights Agreement. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. For the purposes of this section, all references to "subsidiaries" shall be deemed to include all entities that are subsidiaries of the Company. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received letters, dated the date of this Agreement, from each of Deloitte & Touche LLP and Ernst & Young LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") in form and substance previously agreed to by the Purchasers and their counsel.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the interest of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated such Closing Date, of Dechert, counsel for the Company, that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and, based solely on such counsel's review of certificates of qualification to do business as a foreign corporation, the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions set forth in an exhibit to the opinion (which exhibit shall identify, based solely on a certificate of an officer of the Company, each jurisdiction in which the Company owns or leases material properties or conducts material business) except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                          (ii) Each Guarantor incorporated or formed in the
                  State of California, the State of Connecticut, the State of Delaware, the State of New Jersey, the State of New York or the Commonwealth of Pennsylvania (the "Relevant Guarantors") has been, to the extent a corporation, duly incorporated, and, to the extent a limited liability company or limited partnership, duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, limited liability company or limited partnership power and authority to own its property and to conduct its business as described in the Offering Document; and each Relevant Guarantor, based solely on such counsel's review of certificates of qualification to do business as a foreign corporation, is duly qualified to transact business and is in good standing in each jurisdiction set forth in an exhibit to the opinion (which exhibit shall identify, based solely on a certificate of an officer of the Company, each jurisdiction in which the Company or any Relevant Guarantor owns or leases material properties or conducts material business) except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

              (iii) The Indenture has been duly authorized, executed and delivered by the Company and the Relevant Guarantors; the Offered Securities have been duly authorized, executed and delivered by the Company; the Subsidiary Guarantees have been duly authorized, executed and delivered by the Relevant Guarantors; and the Indenture, the Offered Securities and such Subsidiary Guarantees, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of this Agreement, constitute valid and legally binding obligations of the Company and the Relevant Guarantors, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (iv) Assuming that the Indenture and the Subsidiary Guarantees have been duly authorized, executed and delivered by each Guarantor other than the Relevant Guarantors, the Indenture and the Offered Securities, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of this Agreement, constitute valid and legally binding obligations of each Guarantor other than the Relevant Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as defined in the Investment Company Act.

              (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the offer and sale of the Securities or the transactions contemplated by the Registration Rights Agreement (subject to the assumptions set forth in paragraph (xi) as it relates to the Securities Act and the Trust Indenture Act), except such as may be required under state securities or blue sky laws or regulations and, with respect to the Exchange Offer Registration Statement, the Registration Rights Agreement and the transactions contemplated thereunder, as may be required under the Securities Act or the Exchange Act or the rules and regulations of the Commission promulgated thereunder or the bylaws of the National Association of Securities Dealers, Inc.

              (vii) Except as set forth in, or incorporated by reference in, the Offering Document, there are, to such counsel's knowledge, no pending or threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, is reasonably likely to be determined adversely to the Company or any of its subsidiaries, and if so adversely determined would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement.

              (viii) The execution, delivery and performance by the Company of the Indenture, this Agreement and the Registration Rights Agreement, as applicable, and the issuance and sale by the Company of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation applicable to the Company or, to such counsel's knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties (other than a breach or violation that is not likely to cause a Material Adverse Effect), (ii) any agreement or instrument, set forth in an exhibit to the opinion (which exhibit shall identify, based solely on a certificate of an officer of the Company, all material agreements or instruments of the Company) (other than a breach or violation that is not likely to cause a Material Adverse Effect) or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

              (ix) Such counsel has no reason to believe that the descriptions in the Offering Circular under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the captions "Certain United States Federal Income Tax Consequences" and "Transfer Restrictions," insofar as they purport to describe the provisions of the law and documents referred to therein, do not summarize in all material respects the matters referred to therein.

              (x) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

              (xi) Assuming (A) the accuracy of the representations and warranties of the Company set forth in Items (w), (y), (aa), (bb),
         (cc), (dd), (ee) and (ff) of Section 2 of this Agreement, (B) the due performance by the Company of the agreements set forth in Section 5 of this Agreement, (C) the accuracy of the representations and warranties made by the Purchasers of the agreement set forth in Section 4 of this Agreement, (D) compliance by the Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and the Offering Document and (E) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Document by purchasers to whom the Purchasers initially resell the Offered Securities, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act (it being understood that no opinion shall be expressed as to any resale subsequent to the initial resale of the Offered Securities); and it is not necessary in connection with the offer, sale, or delivery of the Offered Securities to the initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the Exempt Resales to qualify the Indenture under the Trust Indenture Act.

              (xii) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

              (xiii) The Exchange Securities and the Exchange Security Guarantees have been duly authorized by the Company and each of the Relevant Guarantors, as applicable.

              (xiv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Relevant Guarantors, and (assuming due authorization, execution and delivery by the parties thereto other than the Company and the Relevant Guarantors) is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (xv) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor and to require the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may be limited to the General Corporation Law and the Limited Liability Company Act of the State of Delaware, the New Jersey Business Corporation Act, the laws of the State of California, the laws of the State of Connecticut, the laws of the State of New York, the laws of the Commonwealth of Pennsylvania and the federal laws of the United States.

         Such counsel shall also state, in a separate letter, that, in the course of preparation by the Company of the Offering Circular, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as expressly provided above), and noting that they have relied as to materiality to a large extent upon the statements of directors, officers and other representatives of the Company, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in light of such counsel's understanding of the applicable law, no facts have come to such counsel's attention which has caused such counsel to believe that as of the date of the Offering Document and at the Closing Date, the Offering Circular contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes related thereto or any other financial data, statistical data derived from financial data and accounting data included or incorporated by reference in the Offering Circular).

         (d) The Purchasers shall have received an opinion, dated the Closing Date, of Dechert, counsel to the Company, for each Guarantor not incorporated or formed under the laws of California, Connecticut, Delaware, New Jersey, New York or Pennsylvania, that:

              (i) each of the relevant Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Offering Document;

              (ii) each of the Subsidiary Guarantees has been duly authorized, executed and delivered and each of the Exchange Securities Guarantees has been duly authorized, in each case by each of the relevant Guarantors that is a party hereto or thereto; and

              (iii) the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by each of the relevant Guarantors.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction in which the relevant Guarantors are chartered or organized or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Purchasers, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the relevant Guarantors and public officials. Furthermore, such counsel may assume, for the purpose of rendering such opinion, that the laws of the jurisdiction in which the relevant Guarantors are chartered or organized are identical to the laws of Delaware.

                  (e) The Purchasers shall have received from Latham & Watkins, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received letters, dated the Closing Date, from each of Deloitte & Touche LLP and Ernst & Young LLP which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                  (h) The Purchasers shall have received a certificate, dated the Closing Date, of the Senior Vice President and Chief Financial Officer of the Company stating that:

                      (i) as of September 30, 2002, the amount that would have been available to the Company for Restricted Payments pursuant to the second clause (3) of the first paragraph under the section "Description of Notes -- Certain Covenants -- Restricted Payments" in the Offering Document was $294.2 million; and

                      (ii) as of September 30, 2002, those subsidiaries of the Company designated as "Designated Non-Guarantors" in an officers' certificate delivered to the Purchasers and the Trustee pursuant to the definition of "Designated Non-Guarantors" in the Indenture, individually and in the aggregate, represent less than 3.0% of the Company's consolidated total assets, consolidated stockholders' equity, consolidated revenues, consolidated income from continuing operations before income taxes and consolidated cash flows from operating activities.

                  Documents described as being "in the agreed form" are documents which are in the forms which have been initialled for the purpose of identification by Latham & Watkins, copies of which are held by the Company and CSFBC, with such changes as CSFBC may approve.

                  The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7.  Indemnification and Contribution.

                  (a) The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below or (ii) results from the fact that such Purchaser failed to deliver an Offering Circular, as then amended or supplemented, (so long as the Offering Circular and any amendment or supplement thereto was provided by the Company to the Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or omission or alleged untrue statement or omission of a material fact contained in any Preliminary Offering Circular, and such untrue statement or alleged untrue statement or omission was cured in the Offering Circular.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each Guarantor, their directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of
         (i) the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs three, ten and twelve and the third sentence of paragraph nine; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party in writing will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation prior to assumption of defenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087-5594,
Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Representation of Purchasers. CSFBC, Banc of America Securities LLC and J.P. Morgan Securities Inc. will act for the several Purchasers in connection with this purchase, and any action under this

Agreement taken by CSFBC, Banc of America Securities LLC and J.P. Morgan Securities Inc. jointly or by CSFBC will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

                            [SIGNATURE PAGE ATTACHED]

                                          Very truly yours,

                                          AmerisourceBergen Corporation

                                          By /s/ J. F. Quinn
                                             -------------------------------
                                             Name: J.F. Quinn
                                             Title: Vice President and Corporate
                                                     Treasurer

AmerisourceBergen Purchase Agreement

                            Very truly yours,

                            AmerisourceBergen Drug Corporation
                            AmerisourceBergen Services Corporation
                            AmeriSource Health Services Corporation
                            ASD Specialty Healthcare, Inc.
                            AutoMed Technologies, Inc.
                            Brownstone Pharmacy, Inc.
                            Capstone Pharmacy of Delaware, Inc.
                            Compuscript, Inc.
                            Computran Systems, Inc.
                            Dunnington Rx Services of Rhode Island, Inc.
                            Family Center Pharmacy, Inc.
                            Goot Nursing Home Pharmacy, Inc.
                            Health Services Capital Corporation
                            Insta-Care Pharmacy Services Corporation
                            ION, LLC
                            James Brudnick Company, Inc.
                            Medical Initiatives, Inc.
                            MediDyne Corp.
                            Pharmacy Corporation of America, Inc.
                            Pharmacy Corporation of America-Massachusetts, Inc. PharMerica Drug Systems, Inc.
                            PharMerica, Inc.
                            Premier Pharmacy, Inc.
                            Southwest Pharmacies, Inc.
                            The Lash Group, Inc.
                            Tmesys(TM), Inc.

                            By /s/ William D. Sprague
                               ------------------------
                            Name: William D. Sprague
                            Title: Vice President

AmerisourceBergen Purchase Agreement

                                             Very truly yours,

                                             AmeriSource Heritage Corporation

                                             By /s/ Daniel T. Hirst
                                                --------------------------------
                                                Name: Daniel T. Hirst
                                                Title: Vice President

AmerisourceBergen Purchase Agreement

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.

  Acting on behalf of themselves
  and as the Representatives of
  the several Purchasers

By Credit Suisse First Boston Corporation

         By ___________________
            Name:
            Title:

AmerisourceBergen Purchase Agreement

                                   SCHEDULE A

                                                         Principal Amount of
                                                         Offered Securities
                                                         ------------------
                  Manager
                  -------
Credit Suisse First Boston Corporation .....................      $90,000,000
Banc of America Securities LLC .............................       75,000,000
J.P. Morgan Securities Inc. ................................       75,000,000
Fleet Securities, Inc ......................................       15,000,000
Mizuho International plc ...................................       15,000,000
Scotia Capital (USA) Inc ...................................       15,000,000
Wachovia Securities, Inc ...................................       15,000,000
                                                                 ------------
                          Total ............................     $300,000,000
                                                                 ============

                                   SCHEDULE B

                        [List of Documents Delivered with
                               Offering Circular]

None

                                   SCHEDULE C

                             [List of Subsidiaries]

                               Guarantor Entities

AmerisourceBergen Drug Corporation
AmerisourceBergen Services Corporation
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
ASD Specialty Healthcare, Inc.
AutoMed Technologies, Inc.
Brownstone Pharmacy, Inc.
Capstone Pharmacy of Delaware, Inc.
Compuscript, Inc.
Computran Systems, Inc.
Dunnington Rx Services of Rhode Island, Inc.
Family Center Pharmacy, Inc.
Goot Nursing Home Pharmacy, Inc.
Health Services Capital Corporation
Insta-Care Pharmacy Services Corporation
ION, LLC
James Brudnick Company, Inc.
Medical Initiatives, Inc.
MediDyne Corp.
Pharmacy Corporation of America, Inc.
Pharmacy Corporation of America-Massachusetts, Inc.
PharMerica Drug Systems, Inc.
PharMerica, Inc.
Premier Pharmacy, Inc.
Southwest Pharmacies, Inc.
The Lash Group, Inc.
Tmesys(TM), Inc.

                            Receivables Subsidiaries

AmeriSource Receivables Financial Corporation
Blue Hill II, Inc.

                             Non-Guarantor Entities

Alliance Health Services, Inc.
Alliance Home Health Care, Inc.
AmeriSource Sales Corporation
ASD Hemophilia Management, LLC
ASD Hemophilia Program, L.P.
BBC Laboratories
BBC Operating Sub, Inc.
BBC Packing Corporation
BBC Special Packaging, Inc.
BBC Transportation Company
Bergen Brunswig Realty Services, Inc.
Beverly Acquisition Corporation

Blue Hill, Inc.
Capstone Med, Inc.
Century Advertising, Inc.
Choice Medical, Inc.
Committed Provider Services, LLC
Corrections Pharmacies Licensing Company, LLC
Corrections Pharmacies of California, LP
Corrections Pharmacies of Hawaii, LP
Corrections Pharmacies, LLC
DD Wholesale, Inc.
Drug Service, Inc.
Dunnington Drug, Inc.
Dunnington Rx Services of Massachusetts, Inc.
Express Pharmacy Services, Inc.
General Drug Company
Goot Westbridge Pharmacy, Inc.
Goot's Goodies, Inc.
Goot's Pharmacy & Orthopedic Supply, Inc.
Green Barn, Inc.
Healthcare Prescription Services, Inc.
Home Medical Equipment Health Company
Insta-Care Holdings, Inc.
Integrated Commercialization Solutions, Inc.
Inteplex, Inc.
Interfill, LLC
J.M. Blanco, Inc.
K/S Instrument Corp.
LAD Drug Corporation
Lexicon Pharmacy Services, LLC
Los Angeles Drug Corporation
M.D.P. Properties, Inc.
Medical Health Industries, Inc.
Omni Med B, Inc.
Pharmacy Dynamics Group, Inc.
Pharmacy Healthcare Solutions, Ltd.
Pryzm, Inc.
Reimbursement Education Network, LLC
RightPak, Inc.
Rombro's Drug Center, Inc.
Southwestern Drug Corporation
Stadt Solutions, LLC
Telepharmacy Solutions, Inc.
The Allen Company
Value Apothecaries, Inc.

                                   SCHEDULE D

                              [List of Guarantors]

AmerisourceBergen Drug Corporation
AmerisourceBergen Services Corporation
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
ASD Specialty Healthcare, Inc.
AutoMed Technologies, Inc.
Brownstone Pharmacy, Inc.
Capstone Pharmacy of Delaware, Inc.
Compuscript, Inc.
Computran Systems, Inc.
Dunnington Rx Services of Rhode Island, Inc.
Family Center Pharmacy, Inc.
Goot Nursing Home Pharmacy, Inc.
Health Services Capital Corporation
Insta-Care Pharmacy Services Corporation
ION, LLC
James Brudnick Company, Inc.
Medical Initiatives, Inc.
MediDyne Corp.
Pharmacy Corporation of America, Inc.
Pharmacy Corporation of America-Massachusetts, Inc.
PharMerica Drug Systems, Inc.
PharMerica, Inc.
Premier Pharmacy, Inc.
Southwest Pharmacies, Inc.
The Lash Group, Inc.
Tmesys(TM), Inc.

                                    Exhibit I

                     [Form of Registration Rights Agreement]

                                       30